Exhibit 23.2

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated March 5, 1998 accompanying the financial statements of NAVIDEC, Inc. in the Form S-3 Registration Statement of NAVIDEC, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.



/s/ HEIN + ASSOCIATES LLP


Denver, Colorado
April 19, 1999